Exhibit 10.56

CLEAR CHANNEL 2008 EXECUTIVE INCENTIVE PLAN

AMENDMENT TO SENIOR EXECUTIVE OPTION AGREEMENT

The Senior Executive Option Agreement dated July 30, 2008 by and between the Optionee and CC Media Holdings, Inc. (the “Company”) pursuant to Section 9 of the Clear Channel 2008 Executive Incentive Plan is hereby amended as follows, effective as of the date set forth below. All terms not defined herein shall have the same meaning as in the Senior Executive Option Agreement.

1. Section 2(a)(i) is hereby amended to read in its entirety as follows:

“Tranche 1: The Tranche 1 Options will vest and become exercisable (A) with respect to 25% of the Shares subject to the Tranche 1 Options on and after May 13, 2011; (B) with respect to an additional 25% of the Shares subject to the Tranche 1 Options on and after May 13, 2012; and (C) with respect to the remaining 50% of the Shares subject to the Tranche 1 Options on and after May 13, 2013.”

All other terms and provisions of the Option Agreement shall remain in effect without modification.

IN WITNESS WHEREOF, the Company, by its duly authorized officer, has caused this instrument to be executed as of October 14, 2008.

CC Media Holdings, Inc.

By:	/s/ William B. Feehan
Name: William B. Feehan Title: SVP-HR